EXHIBIT 99.1

BroadVision Announces Profitable Third Quarter 2009 Results

REDWOOD CITY, Calif., Oct. 28, 2009 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its third quarter ended September 30, 2009. Revenues for the third quarter were $7.5 million, compared with revenues of $8.2 million for the second quarter ended June 30, 2009 and $8.2 million for the comparable quarter of 2008, respectively.

License revenue for the third quarter of 2009 was $2.7 million, compared with $3.2 million for the prior quarter and $2.1 million for the comparable quarter of 2008. The majority of the third quarter license and subscription revenue was generated from the Company's BroadVision(R) Business Agility Suite(TM), Commerce Agility Suite(TM), QuickSilver(TM), CLEAR(TM) and Clearvale(TM) solutions. Revenue during the quarter was generated from sales to both new and existing customers, such as the Department of Defence, India; Exempla Healthcare; ClubMed; Siemens AG and several other brand-name global customers.

In the third quarter of 2009, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $1.8 million, or $0.41 per basic and diluted share, as compared with GAAP net income of $2.1 million, or $0.48 per basic and diluted share, for the second quarter of 2009 and GAAP net income of $0.3 million, or $0.07 per basic and $0.06 diluted share, for the comparable quarter of 2008.

Non-GAAP measure net income for the third quarter of 2009 was $2.0 million, or $0.45 per basic and diluted share, compared with non-GAAP measure net income of $2.4 million or $0.55 per basic and diluted share, in the second quarter of 2009 and non-GAAP measure net income of $0.1 million, or $0.03 per basic and diluted share, for the comparable quarter of 2008. These non-GAAP measure results exclude restructuring (credit) charge, stock compensation expense and revaluation of warrant liabilities. A reconciliation of these figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of September 30, 2009, the Company had $63.2 million of cash and cash equivalents and short-term investments, compared to a combined balance of $62.6 million as of June 30, 2009 and $61.9 million as of December 31, 2008.

"As we continue our product transition strategy, we are pleased with our profitable financial results, as well as sharply-executed customer migrations to the newest BroadVision 8.2 platform," said Dr. Pehong Chen, President and CEO, BroadVision. "Specifically, positive momentum has been building up for Clearvale, a new brand of enterprise social network service, exceeding 2,000 networks in less than four months since its launch. It is very exciting to see global organizations begin to recognize the unprecedented potential an ESN solution like Clearvale can deliver to improve enterprise performance and output. We believe that our expertise and experience in bridging and blending Enterprise 1.0 and 2.0 technologies and business models is unique, and will benefit our customers tremendously."

Conference Call Information

BroadVision management will host a conference call today, Wednesday, October 28, 2009, at 2:00PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 2281820#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website until it releases its fourth quarter 2009 financial results.

About BroadVision

Driving innovation since 1993, BroadVision an innovative provider of online commerce and business social networking solutions. More information about the Clearvale(TM) business social network solution can be found at http://www.broadvision.com/en/software-solutions/saas/clearvale or visit www.clearvale.com to sign up immediately for a Clearvale network. For complete information about BroadVision, please visit our website, http://www.broadvision.com/en/press/backgrounders.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, Clearvale's acceptance by current and potential customers, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

                 BROADVISION, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                           (In thousands)

                                                30-Sep      31-Dec
                                                 2009        2008
                                              ----------- -----------
                                              (Unaudited)

 ASSETS
 Current assets:
   Cash, cash equivalents and short-term
    investments                                   $63,179     $61,888
   Other current assets                             5,200      10,772
                                              ----------- -----------
     Total current assets                          68,379      72,660

 Other non-current assets                           1,910       2,077

                                              ----------- -----------
 Total assets                                     $70,289     $74,737
                                              =========== ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities                              $13,769     $21,590
 Other non-current liabilities                      1,858       2,429
                                              ----------- -----------
     Total liabilities                             15,627      24,019

   Total stockholders' equity                      54,662      50,718

                                              ----------- -----------
 Total liabilities and stockholders' equity       $70,289     $74,737
                                              =========== ===========

                 BROADVISION, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share data)
                            (Unaudited)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Revenues:
 Software licenses              $  2,663  $  2,096  $  8,676  $  8,521
 Services                          4,879     6,095    15,039    17,729
                                --------  --------  --------  --------
   Total revenues                  7,542     8,191    23,715    26,250
 Cost of revenues:

 Cost of software licenses             6         7        26        20
 Cost of services                  1,784     2,218     5,707     6,626
                                --------  --------  --------  --------
   Total cost of revenues          1,790     2,225     5,733     6,646
                                --------  --------  --------  --------

 Gross profit                      5,752     5,966    17,982    19,604

 Operating expenses:
 Research and development          2,169     2,217     6,346     6,863
 Sales and marketing               2,024     1,937     6,002     5,783
 General and administrative        1,006     1,659     3,603     4,960
 Restructuring (credit)
  charge                              (4)        6        50       (17)
                                --------  --------  --------  --------
 Total operating expenses          5,195     5,819    16,001    17,589
                                --------  --------  --------  --------

 Operating income                    557       147     1,981     2,015
 Other income, net                 1,138       183     1,417     5,399
                                --------  --------  --------  --------
 Income before benefit
  (provision) for income
  taxes                            1,695       330     3,398     7,414
 Benefit (provision) for
  income taxes                       104       (41)     (116)     (328)
                                --------  --------  --------  --------
 Net income                     $  1,799  $    289  $  3,282  $  7,086
                                --------  --------  --------  --------

 Basic income per share         $   0.41  $   0.07  $   0.75  $   1.62
 Diluted income per share       $   0.41  $   0.06  $   0.75  $   1.60

 Shares used in computing:
 Weighted average
  shares-basic                     4,415     4,431     4,397     4,387
 Weighted average
  shares-diluted                   4,435     4,466     4,400     4,433

                  BROADVISION, INC. AND SUBSIDIARIES
   NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Revenues:
 Software licenses              $  2,663  $  2,096  $  8,676  $  8,521
 Services                          4,879     6,095    15,039    17,729
                                --------  --------  --------  --------
   Total revenues                  7,542     8,191    23,715    26,250
 Cost of revenues:

 Cost of software licenses             6         7        26        20
 Cost of services                  1,748     2,158     5,615     6,493
                                --------  --------  --------  --------
   Total cost of revenues          1,754     2,165     5,641     6,513
                                --------  --------  --------  --------

 Gross profit                      5,788     6,026    18,074    19,737

 Operating expenses:
 Research and development          2,033     2,079     6,020     6,605
 Sales and marketing               1,946     1,842     5,808     5,552
 General and administrative          905     1,540     3,333     4,697
                                --------  --------  --------  --------
 Total operating expenses          4,884     5,461    15,161    16,854
                                --------  --------  --------  --------

 Non-GAAP measure operating
  income                             904       565     2,913     2,883
 Other income (expense), net         985      (397)    1,270     1,738
                                --------  --------  --------  --------
 Non-GAAP measure income before
  benefit (provision) for
  income taxes                     1,889       168     4,183     4,621
 Benefit (provision) for
  income taxes                       104       (41)     (116)     (328)
                                --------  --------  --------  --------
 Non-GAAP measure net income    $  1,993  $    127  $  4,067  $  4,293
                                --------  --------  --------  --------

 Basic non-GAAP measure net
  income per share              $   0.45  $   0.03  $   0.92  $   0.98
 Diluted non-GAAP measure net
  income per share              $   0.45  $   0.03  $   0.92  $   0.97

 Shares used in computing basic
  non-GAAP measure net income
  per share                        4,415     4,431     4,397     4,387
 Shares used in computing
  diluted non-GAAP measure
  net income per share             4,435     4,466     4,400     4,433

                 BROADVISION, INC. AND SUBSIDIARIES
   RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME
                    (unaudited; in thousands)

                              Three Months Ended     Nine Months Ended
                          -------------------------  ----------------
                          Sep. 30  Jun. 30  Sep. 30  Sep. 30  Sep. 30
                             2009     2009     2008     2009     2008
                          -------  -------  -------  -------  -------

 Net income,
  U.S. GAAP               $ 1,799  $ 2,109  $   289  $ 3,282  $ 7,086
 Non-GAAP measure
  adjustments:
 Restructuring
  (credit) charge              (4)      56        6       50      (17)
 Stock compensation
  expense (1)                 352      269      412      882      885
 Revaluation of
  warrants
  liabilities (2)            (154)     (24)    (580)    (147)  (3,661)
                          -------  -------  -------  -------  -------
 Non-GAAP measure
  net income              $ 1,993  $ 2,410  $   127  $ 4,067  $ 4,293
                          =======  =======  =======  =======  =======

 (1) Included as a component of cost of service and operating expense for each period presented.
 (2) Included as a component of other income (expense), net, for each period presented.

CONTACT:  BroadVision
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com